                                                                  Exhibit (a)(3)
                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                          GIGA INFORMATION GROUP, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $0.001 per share (the "Shares"), of Giga Information Group, Inc., a Delaware corporation (the "Company"), together with the associated rights (the "Rights") to purchase Series A Junior Preferred Stock, par value $0.001 per share, issued pursuant to the Rights Agreement dated as of February 18, 2000, between the Company and American Stock Transfer & Trust Co. (as amended from time to time, the "Rights Agreement") are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). Unless the context otherwise requires, all references herein to the Shares shall be deemed to include the Rights, and all references to the Rights include the benefits that may inure to holders of Rights pursuant to the Rights Agreement. This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.

                                The Depositary:

                         EQUISERVE TRUST COMPANY, N.A.

           By Mail:                      By Overnight Courier:                     By Hand:
    Attn: Corporate Actions             Attn: Corporate Actions              Securities Transfer &
        P.O. Box 43014                     150 Royall Street               Reporting Services, Inc.
   Providence, RI 02940-3014               Canton, MA 02021              c/o EquiServe Trust Company,
                                                                                     N.A.
                                                                         100 William Street, Galleria
                                                                              New York, NY 10038

                           By Facsimile Transmission:
                                  781-575-2901

                             Confirm By Telephone:
                                  781-575-3631

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The guarantee on the reverse side must be completed.

Ladies and Gentlemen:

     The undersigned hereby tenders to Whitcomb Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Forrester Research, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated January 27, 2003 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in
Section 2 of the Offer to Purchase.

Name(s) of Record Holder(s):
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                                               PLEASE PRINT

Address(es):
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                                                                        Zip Code

Daytime Area Code and Tel. No.:
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Signature(s):
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Number of Shares:
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Certificate Nos. (if available):
--------------------------------------------------------------------------

(Check box if Shares will be tendered by book-entry transfer)

[ ] The Depository Trust Company

Account Number:
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Transaction Code No.:
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Dated:
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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Letter of Transmittal) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
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Address:
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                                                                        Zip Code

Area Code and Tel. No:
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Authorized Signature:
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Name:
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                                 PLEASE TYPE OR PRINT

Title:
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Dated:
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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
      SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.